UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2015

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

242A West Valley Brook Road

Califon, New Jersey 07830

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01 Other Events.

On August 8, 2014, we were served with a lawsuit by Resource Technology Corporation (“RTC”) described in more detail below (“Lawsuit”).

Background.

By way of background, as of January 29, 2014, the Company entered into the Restructuring Agreement (“Restructuring Agreement”) with RTC, the shareholders of RTC, and Plasmafication Technology Holdings, LLC (“PTH”), an affiliate of RTC, pursuant to which, among other terms and conditions, the Company issued to RTC 1,250,000 shares of our Class A Super Voting Preferred Stock (“Preferred Stock”) and PTH issued to the Company a promissory note in the amount of $5,000,000 due and payable on January 31, 2015 (“Promissory Note”). The Preferred Stock carried 1 for 100 voting, conversion and other rights. The Restructuring Agreement revised and superseded an earlier Stock Exchange Agreement dated May 13, 2013 by and among the Company, RTC and the RTC Shareholders pursuant to which the RTC shareholders had the right to receive 300,000,000 shares of common stock, subject to certain conditions therein, including completion of a “Benchmark Run” resulting in the Company receiving $5,000,000 in proceeds net of all costs and fees and the Company receiving shareholder approval of the transaction. The shareholders of RTC at the time of the Restructuring Agreement were Wolz International, LLC ("Wolz") owning 50% of RTC, Titan Productions, Inc. owning 25% of RTC, and Mercury6, LP ("Mercury6") owning 25% of RTC). Our former Chairman and Chief Executive Officer was the sole officer and a majority equity holder of Wolz and a former Director was the sole officer and owner of Mercury.  In addition, both parties, to our knowledge, held a significant ownership in PTH.

Please refer to the Company’s Form 8-K filed on February 5, 2014 with the Securities and Exchange Commission (“Commission”) for a complete discussion of the terms of the Restructuring Agreement and original agreements and the Company’s Form 8-K filed on May 17, 2013 with the Commission for a complete discussion of the terms of the Stock Exchange Agreement and original agreements. The above descriptions are qualified by such references.

Termination of Restructuring Agreement.

On May 12, 2015 and again on May 14, 2015, the Company notified RTC that it has rescinded the Restructuring Agreement and cancelled the outstanding Preferred Stock, including all rights, privileges and preferences thereto. The Company took such action because of PTH’s failure to pay the $5,000,000 due under the Promissory Note, among other considerations. As stated in the Restructuring Agreement, the Promissory Note represented a “material inducement” for the Company to enter into the Restructuring Agreement. Further, the Restructuring Agreement also stated that RTC covenants and agrees that it would “cause” PTH to perform its responsibilities under the Restructuring Agreement. The Company considered the failure to pay the Promissory Note a material breach of the Restructuring Agreement, and as a result, took the described actions.

Please refer to the Company’s Form 8-K filed on May 18, 2015 with the Commission for a complete discussion of the termination of the Restructuring Agreement and the Company’s Form 8-K filed on February 5, 2014 with the Commission for a complete discussion of the terms of the Restructuring Agreement and original agreements. The above descriptions are qualified by such references.

Lawsuit.

The Lawsuit was filed in the 11th Judicial Circuit Court, Dade County, Florida (Case: 2015-017057-CA-01). The Plaintiff, RTC, contends that the Restructuring Agreement does not allow for the unilateral termination of the agreement, rescission of the Certificate of Designations relating to the Preferred Stock nor the cancellation of the Preferred Stock. It further states that the obligations of PTH were not intertwined with that of RTC, and therefore the Company’s termination of the agreement and cancellation of the Preferred Stock was inappropriate and ineffective, and further the Company’s sole remedy would be to seek judgment against PTH for its default under the Promissory Note. The action seeks declaratory relief from the Court: (i) to declare that the Company did not have the legal right to terminate the Restructuring Agreement and rescind the Series A Preferred Stock, (ii) to determine that the unilateral actions by the Company in terminating the Restructuring Agreement and rescinding the Series A Preferred Stock is without merit, (iii) to enter a final judgment directing the issuance of the Preferred Stock to Plaintiff, (iv) to enter an order finding that any shareholder vote that have taken place without Plaintiff be declared null and void, (v) alternatively, if it is held that the Company did have the right to terminate the Restructuring Agreement and rescind the Series A Preferred Stock, to declare that the original Share Exchange Agreement with RTC be reinstated along with an extension of performance time periods (for RTC) as determined by the Court, and (vi) be awarded attorney’s fees and court costs. In addition, the action asserts that the Company converted the Series A Preferred Stock, which was property of Plaintiff. The Plaintiff demands a judgment of $20,000,000 plus interest and court costs, and seeks a trial by jury.

The Company disputes Plaintiff’s contentions described above. The Company’s termination and rescission actions were based in part on the Promissory Note default by PTH and RTC’s failure to cause PTH to perform under the Restructuring Agreement, which were material breaches of the agreement. In addition, the Company will assert the following;

- PTH and RTC, at the time of the transaction, were indeed related parties owned or controlled by common persons. In the Restructuring Agreement, both entities acknowledge they are “affiliated”,

- Based on PTH financial information provided to the Company, the condition of that information and PTH’s refusal to provide additional information to us, together with years (since 2009) of system failures, at least some of the controlling persons of PTH/RTC knew or should have known the likelihood of fulfilling their respective contractual obligations under the Restructuring Agreement, due to lack of funding or otherwise, was not possible,

- There is a significant possibility that certain information, including financial information, provided to the Company as an inducement to enter into the Restructuring Agreement may have been false and misleading, if not fraudulent, and

- Unbeknownst to the Company, one of the de facto principals of PTH and RTC was the subject of a “penny stock” bar and injunction implemented by the Securities and Exchange Commission prohibiting him from future securities fraud violations.

The Company intends to retain counsel to vigorously defend its position in this matter and avail itself of all legal and equitable rights and remedies against PTH, RTC and all other culpable parties in this matter.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ John Gildea
Name: John Gildea
Title: Chief Executive Officer
Date: August 12, 2015